UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 28, 2010
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52782	90-0335743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, Suite 300 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statement and Exhibits

2.

SECTION 8 - OTHER EVENTS

Item 8.01       Other Events.

On April 28, 2010, Mainland Resources, Inc. (the "Company" or "Mainland") issued a press release providing the following operational update:

The Company has increased its working interest in the Buena Vista Prospect and its planned drilling on both the Buena Vista well in Mississippi, and Cotton Valley well in Louisiana are proceeding on schedule.

Mainland reported on April 22, 2010 that it had closed the sale of its interest in the Haynesville formation of the East Holly Prospect in Louisiana to EXCO Operating Company, LP, for approximately $28.2 million. As a result of this sale, management expects that the Company has sufficient funds on hand to drill the Buena Vista and East Holly wells.

BURKLEY-PHILLIPS NO.1 WELL, BUENA VISTA PROSPECT, MISSISSIPPI

The Company's working interest in the Burkley-Phillips No.1 well has increased from 45.9% to 72%. Mainland will fund 90% of the well costs to earn its 72% interest in the well. As Operator, Mainland has a scheduled spud date of early June 2010. Mainland's working interest increased to 72% due to non-payment by American Exploration Corporation as reported in the Company's press release on April 26, 2010. Mainland currently holds interest in excess of 17,000 acres in the Buena Vista Prospect.

Guggenheim Partners, LLC will fund 10% of the well costs to Mainland in order to earn an 8% working interest in the Burkley-Phillips No.1 well.

Mainland is finalizing the drilling contract for the Buena Vista well with RAPAD Drilling & Well Service, Inc., of Jackson, Mississippi. RAPAD is a highly experienced and reputable driller who will provide the rig to drill the 22,000-foot Haynesville Shale well on the Buena Vista Prospect.

COTTON VALLEY DRILLING, EAST HOLLY PROPSPECT, LOUISIANA

The Company holds a 100% working interest in 2,745.65 net acres in the Cotton Valley, Hosston and Upper Bossier formations located on the East Holly Prospect in Louisiana and plans to spud the first well as Operator by late May or early June, 2010. The four recent wells drilled by the original Operator through the Hosston and Cotton Valley zones to the Haynesville formation calculate as productive.

Mainland is finalizing the drilling contract with Brammer Engineering, Inc., Shreveport, Louisiana, to act as contract operator. Brammer, a highly regarded drilling contract operator with extensive experience in North Louisiana, will drill the Company's first well specific to the Cotton Valley, Hosston and Upper Bossier formations on the East Holly Prospect.

A copy of the press release is filed as Exhibit 99.1 hereto.

3.

Important Additional Information Will Be Filed With The SEC

The Company and American Exploration Corporation intend to file certain materials with the United States Securities and Exchange Commission in connection with the proposed merger transaction between the parties announced on March 23, 2010, including the filing by the Company with the SEC of a Registration Statement on Form S-4, which will include a preliminary prospectus and related materials to register the securities of the Company to be issued in exchange for securities of American Exploration. The Registration Statement will incorporate a joint proxy statement/ prospectus that the Company and American Exploration plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger. The Registration Statement and the proxy statement/prospectus will contain important information about the Company, American Exploration, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the proxy statement/prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the proxy statement/prospectus when they become available, and other documents filed with the SEC by the Company and American Exploration, through the web site maintained by the SEC at www.sec.gov. The Company's security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Company. In any event, documents filed by the Company with the SEC may be obtained free of charge by contacting the Company at: Mainland Resources, Inc.; Attention: Mr. William Thomas, CFO; 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380; Facsimile: (713) 583-1162.

Each of the Company and American Exploration, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the proxy statement/prospectus described above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

EXHIBIT NUMBER     DESCRIPTION

99.1     Press release of Mainland Resources, Inc. dated April 28, 2010*

*            Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAINLAND RESOURCES, INC.
DATE: April 28, 2010	By: /s/ William D. Thomas William D. Thomas Chief Financial Officer/Treasurer

4.